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EXHIBIT 10.1


               CONSOLIDATED PROMISSORY NOTE OF SEPTEMBER 30, 2005

$285,000.00-                                                  Irvine, California

On March 1, 2007, for value received, the undersigned, Prism Software Corporation, a Delaware corporation (the "Company"), promises to pay to the order of the CONRAD VON BIBRA REVOCABLE TRUST (the "Lender"), at 1415 Milan Ave, South Pasadena, California 91030, or at such other place as the Lender may designate in writing, the principal amount of Two Hundred Eighty-Five Thousand Dollars and No Cents ($285,000.00). This Note is also secured by the Security Agreement dated March 27, 2003 as amended by the Long Term Loan Agreement of December 30, 2004.

1. TERMS OF BORROWINGS. The borrowings (the "Obligations") shall be on the following terms and conditions:

         1.1 INTEREST RATE. From October 1, 2005, the Obligations shall bear simple interest at a rate of 5% (five percent) per annum. Interest not paid when due shall thereafter bear like interest as the principal, but unpaid interest so compounded shall not exceed the maximum rate permitted by law.

         1.2 TERMS OF PAYMENT. Principal and interest are due and payable on March 1, 2007. The Company may, at its option, prepay all or any amount owed prior to such date. Unless otherwise specified by Lender, any such payment shall be credited to principal and interest accrued upon such principal.

         1.3 USURY LIMITATION. In no event shall the interest rate payable pursuant to this Note higher than permitted by applicable law.

         1.4 DEFAULT AND ACCELERATION. Upon the occurrence of any Event of Default (as defined below), the Obligations shall be in default and Lender shall have the right, at Lender's sole option, to declare all amounts owed under the Obligations immediately due and payable. Each of the following is an "Event of Default": (a) the failure of the Company to pay any portion of principal or interest when due, which failure is not cured within three calendar days after written notice, (b) the entry of a decree or order for relief in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, trustee, or custodian of the Company or for any substantial part of the Company's property, which decree or order is not stayed or set aside within 60 days thereafter, or (c) the filing by the Company of a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the consent by the Company to the institution of proceedings thereunder or to the appointment of a receiver, trustee or custodian.

2. ATTORNEYS' FEES. In the event any judicial proceedings are instituted to enforce or interpret the rights and obligations of the Company and the Lender under this Note, the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees and costs, as well as related costs of collection and appeal.

3. GOVERNING LAW. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California, without regard to any choice of law or conflict of law provisions thereof.

4. SEVERABILITY. Should any provision of this Note be declared or be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                            Prism Software Corporation

                                            By:  /S/ DAVID AYRES
                                                 -------------------------------
                                                 David Ayres, President